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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors", "Summary Financial Data", and "Selected Financial Information" in the Registration Statement (Form S-4) and related Prospectus of Jo-Ann Stores, Inc. for the registration of $100,000,000 of 7.50% Senior Subordinated Notes due 2012 and to the incorporation by reference therein of our report dated March 8, 2004, with respect to the consolidated financial statements and schedule of Jo-Ann Stores, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
May 19, 2004